UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 8, 2019

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 2(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The New York Stock Exchange
0.650% Senior Notes due 2020	HON 20	The New York Stock Exchange
1.300% Senior Notes due 2023	HON 23A	The New York Stock Exchange
2.250% Senior Notes due 2028	HON 28A	The New York Stock Exchange

*The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2019, Honeywell International Inc. (the “Company”) announced that John J. Tus, the Company’s interim Vice President and Controller and Principal Accounting Officer, has communicated his intention to retire from the Company.  Mr. Tus has served as interim Vice President and Controller since June 2018 and will continue to serve in his current capacity until finalization of the appointment of his successor by the Company’s Board of Directors.

The Company also announced that subject to and upon appointment by the Company’s Board of Directors, Robert Mailloux, age 52, will succeed Mr. Tus as the Company’s Vice President and Controller and Principal Accounting Officer. Mr. Mailloux joins the Company from Freddie Mac, where he served in a number of leadership positions, including Senior Vice President, Senior Advisor from May 2018 to May 2019, a role in which he was charged with strengthening the operational risk profile for several key business functions, and Corporate Controller and Principal Accounting Officer from April 2010 to May 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2019	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Anne T. Madden Senior Vice President, General Counsel and Corporate Secretary